Exhibit 8.1

List of Subsidiaries and Consolidated Entities of the Registrant

Subsidiaries	Place of Incorporation
Momo Technology HK Company Limited	Hong Kong
Beijing Momo Information Technology Co., Ltd.	PRC
Momo Technology Overseas Holding Company Limited.	British Virgin Islands
Momo Information Technologies Corp.	U.S.
Tantan Limited.	Cayman Islands
QOOL Media Hong Kong Limited	Hong Kong
Tantan Social Inc.	U.S.
Tantan Hong Kong Limited.	Hong Kong
Tantan Technology (Beijing) Co., Ltd.	PRC
Beijing Yiliulinger Information Technology Co., Ltd.	PRC
QOOL Media Inc.	Cayman Islands
QOOL Media Technology (Tianjin) Co., Ltd.	PRC

Consolidated Affiliated Entity
Beijing Momo Technology Co., Ltd.	PRC
Tantan Culture Development (Beijing) Co., Ltd.	PRC
Hainan Miaoka Network Technology Co., Ltd.	PRC
Hainan Yilingliuer Network Technology Co., Ltd.	PRC
QOOL Media (Tianjin) Co., Ltd.	PRC
Beijing Fancy Reader Technology Co., Ltd.	PRC

Subsidiaries of the Consolidated Affiliated Entity
Chengdu Momo Technology Co., Ltd.	PRC
Shanghai Momo Technology Co., Ltd.	PRC
Tianjin Heer Technology Co., Ltd.	PRC
Chengdu Biyou Technology Co., Ltd.	PRC
Momo Pictures Co., Ltd.	PRC
Hainan Momo Pictures Co., Ltd.	PRC
Zhejiang Shengdian Digital Network Technology Co., Ltd.	PRC
Beijing Santi Cloud Union Technology Co., Ltd.	PRC
Beijing Santi Cloud Time Technology Co., Ltd.	PRC
Loudi Momo Technology Co., Ltd.	PRC
Ningbo Hongyi Equity Investment L.P.	PRC
Changsha Heer Technology Co., Ltd.	PRC
Hainan Heer Network Technology Co., Ltd.	PRC